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                                                                   EXHIBIT 10.26



                               EXCLUSIVE REGIONAL
                             RETAIL DEALER AGREEMENT

                                     BETWEEN

                             AT&T WIRELESS SERVICES
                                OF FLORIDA, INC.

                                      d/b/a
                             AT&T WIRELESS SERVICES

                                       AND

                 BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC.



























                         AT&T Proprietary & Confidential
                      Use Pursuant to Company Instructions


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         This Exclusive REGIONAL RETAIL DEALER AGREEMENT ("Agreement") is
effective as of December 1, 1998, between BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC., a Florida Corporation with a business address at 2055 Lake Avenue, S.E. Suite A Largo, FL 33461 (the "Dealer") and AT&T WIRELESS SERVICES OF FLORIDA, INC., d/b/a AT&T WIRELESS SERVICES, a Florida corporation on behalf of itself and its affiliates holding licenses to provide Service within the State of Florida (collectively "Company").

         Company has received regulatory authority to operate as a facilities-based provider of Commercial Mobile Radio Service ("Service") within certain areas set forth in the attached Schedule 1 within the State of Florida, which areas may change from time to time (collectively, the "Area").

         Company desires to provide Service in the Area through other dealers, resellers, direct sales to potential Subscribers and through other channels of distribution as Company may develop from time to time. Dealer desires to sell Equipment and to offer the Company's Service to potential customers who are the ultimate users of Service provided by or through the Company ("Subscribers") in the Area under the terms set forth below.

         Based on the mutual benefits and agreements herein, the parties agree as follows:

         DEFINITIONS: As used in this Agreement, the following terms have the meanings specified herein:

         a. AFFILIATE. Any person, company, partnership or other entity, or its successors or assigns, that directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with Dealer, or that directly or indirectly owns 20% or more of Dealer, or 20% or more of which is owned directly or indirectly by Dealer or by a 20% or more owner of Dealer, or the parents, spouse, and children of any person who owns 20% or more of Dealer or controls any part of Dealer, directly or indirectly, and all employees, contracted workers and officers of Dealer.

         b. COMPETITIVE SERVICE. Any wireless telecommunications service offered by any person, entity, or business (other than Company) in the Area, which is capable of providing functionally similar or equivalent wireless voice or data service to Company's Service, irrespective of the radio frequency on which the services are offered, including, without limitation: enhanced specialized mobile radio communications, digital mobile radio communications, specialized mobile radio communications, mobile satellite communications, personal communications services, personal communications networks, and similar technologies. Competitive Services does not include paging services, except for paging services with two-way voice transmission capabilities.

                                               AT&T Proprietary and Confidential
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              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                         ASTERISKS DENOTE SUCH OMISSIONS

1.       RELATIONSHIP OF THE PARTIES

         1.1      AUTHORIZATION.

                  1.1.1 Company hereby authorizes Dealer and Dealer hereby agrees to offer and obtain orders exclusively for the Company's Service under Service rate plans authorized by Company ("Authorized Rate Plans") through all of Dealer's approved outlets in the Area, subject to the terms and conditions contained herein and subject to all Policies and Procedures that may be issued by Company from time to time.

                  1.1.2    ************

                  1.1.3 Any telemarketing effort to solicit customers from the general public must be approved in writing by Company before Dealer's telemarketing effort begins.

                  1.1.4 Dealer acknowledges that the Company may offer Service directly, and may appoint other dealers, and others who may offer or sell the Company's Service in the Area, and may also sell wireless telephones and related equipment and provide installation, repair or warranty service.

                  1.1.5 In performing their duties hereunder, Dealer and the Company must adhere strictly to the highest standards of fair dealing and ethical business conduct, and Dealer must refrain from any business practice, promotion or advertising which may be injurious to the business or good will of Company.

         1.2 NATURE OF RELATIONSHIP. In all dealings within the scope of this Agreement, the parties acknowledge and agree that the relationship created by this Agreement is that of independent contracting parties and is not, and will not be deemed to be any other relationship, including, without limitation, that of joint venturers, joint employers, or partnership. Dealer is not a general agent of Company. When conducting business under this Agreement, Dealer must identify itself as an "Authorized Dealer" of Company. Dealer has not paid and will not be required to pay any franchise fee or other fee to be a dealer for Company or to use Company's name or other intellectual property. This Agreement does not create any franchise between the parties.

         1.3 NO OTHER AGREEMENTS. Dealer represents and warrants to Company that the execution and performance of this Agreement does not and will not violate any other contract or obligation to which Dealer is a party, including terms relating to covenants not to compete and confidentiality covenants. Dealer will not disclose to Company, or use or induce Company to use, any proprietary information or trade secrets of any other person, association or entity. Dealer represents

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and warrants that it has returned all property and confidential information belonging to all prior employers or service providers for whom Dealer may have acted as a dealer.

         1.4      WIRELINE SERVICES; NO SLAMMING.

                  1.4.1 Upon Dealer's completion of all training required by Company regarding Wireline Services and signing of Company's Slamming Guidelines, Company hereby authorizes Dealer, and Dealer hereby is eligible to offer and obtain orders for certain Wireline Services under calling plans authorized by AT&T through all of Dealer's outlets in the Area in which Dealer offers and obtains orders for Company's Service under this Agreement or any other distribution agreement entered into between Company and Dealer; except that Dealer is not authorized to engage in any telemarketing efforts with respect to the Wireline Services, even if performed in conjunction with wireless services. The terms and conditions under which Dealer may offer Service under this Agreement apply to Dealer's authorization to offer Wireline Services, including without limitation Dealer's obligations regarding non-solicitation of Subscribers, confidentiality, and compliance with all Company Policies and Procedures. The Policies and Procedures contained in Company's training regarding Wireline Services, as these Policies and Procedures may be amended from time to time by Company, are incorporated into this Agreement.

                  1.4.2 Company may terminate this Agreement or Dealer's right to sell Wireline Services immediately upon written notice to Dealer in the event that Dealer engages in "Slamming" or any other activities prohibited by law with respect to the Wireline Services three or more times per market area per year. For the purposes of this Agreement, "Slamming" means the fraudulent solicitation of a wireline subscriber (long distance or otherwise) resulting in the authorized switching of the subscriber from one telecommunications company to another. The determination as to whether Dealer engaged in Slamming will be made by Company in its sole discretion. Dealer specifically agrees to follow and abide by the Slamming Guidelines attached hereto.

         1.5 TRAINING. Company will provide training to Dealer in a form and to the extent necessary to properly offer and sell Service.

         1.6 PROMOTIONAL LITERATURE. Company will provide to each of Dealer's retail locations in the Area (including locations opened after the date hereof), during the Agreement reasonable quantities of Company's promotional literature including coverage maps, pricing information and Service forms.

2.       DUTIES AND RESPONSIBILITIES OF DEALER

         2.1 GENERAL. Dealer must faithfully, honestly and diligently perform its obligations under this Agreement, and must use its best efforts to promote and enhance the use of Service provided by or through Company. Dealer will take no action inconsistent with the provisions of this Agreement and must support the Company's efforts in providing Service to Subscribers. Dealer must provide timely, courteous and efficient service to customers and must be governed in all dealings with

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members of the public and with Company by the highest standards of honesty, integrity, ethical conduct and fair dealing, Dealer must refrain from any business practice, promotion or advertising which may be injurious to the business or good will of Company, Neither Dealer nor any Affiliate may be a reseller of Company's Service.

         2.2      CONFIDENTIALITY.

                  2.2.1 Dealer acknowledges that it may be in receipt of certain confidential proprietary information relating to the Company, including without limitation, lists of Subscribers, financial and business information, including commission structures, technical information and other information not generally known to the public relating to the Company, including the terms of this Agreement (collectively, "Confidential Information"). Dealer acknowledges that any Confidential Information of the Company that has been disclosed to Dealer has been disclosed solely for the performance of its duties under this Agreement. Dealer agrees that all Confidential Information of the Company is the exclusive property of the Company. Dealer further acknowledges that the disclosure or improper use of such Confidential Information would irreparably injure the Company and that Company's Confidential Information is a trade secret of Company.

                  2.2.2 Dealer agrees that, during and after the term of this Agreement, neither Dealer, nor any employee, Affiliate, or other person or entity otherwise connected with Dealer, may directly or indirectly, without the prior written consent of the Company, divulge, use, sell, exchange, give away or transfer any Company Confidential Information. Dealer further agrees that it will advise its employees of these restrictions and will use reasonable efforts to prevent the disclosure or the improper use of Confidential Information by any current or former employees.

                  2.2.3 If Dealer is served with any form of process to obtain any Confidential Information of Company, the Dealer must immediately notify Company which has the right to seek to quash such process.

         2.3 NON-SOLICITATION/NON-DIVERSION. Dealer agrees, during the term of this Agreement and for one year thereafter, neither Dealer nor any of its Affiliates will contact Company's Subscribers for the purpose of soliciting or giving incentive to those Subscribers to encourage them to terminate their agreement with Company or to convert to a competitive Service provider within the Area, nor will such entities offer any incentive or compensation to encourage Company Subscribers to terminate their agreement with Company. During this period, any Subscribers who contact Dealer must be referred directly to Company. Dealer is responsible for ensuring compliance with this paragraph by its personnel.






                                               AT&T Proprietary and Confidential
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         2.4      SOLICITATION AND ENROLLMENT.

                  2.4.1 Dealer must solicit Subscriber subscriptions strictly in accordance with the Policies and Procedures for enrollment of Subscribers, as will be issued by Company from time to time. Company has the sole right to accept or reject all customer applications for Service. Dealer may be responsible for activating a minimum number of Authorized Subscribers if set forth in the Policies and Procedures. Dealer must market Service to potential Subscribers under Authorized Rate Plans at prices and on terms established by Company. Dealer has no authority to offer any other rates, rate plans, terms, or conditions to Subscribers for Service. Dealer must maintain in stock Company's current calling plan brochures and other materials required in the Policies and Procedures. Once activated, the Subscriber becomes a customer of Company. Except as expressly provided herein, Dealer has no right or obligation to bill or collect from Subscribers or potential Subscribers any money or charges for Service, and any such moneys received will be received in trust for Company.

                  2.4.2 Dealer will assist Company's efforts to prevent fraudulent or abusive use of Company's Service and will comply with all fraud prevention Policies and Procedures issued by Company from time to time.

                  2.4.3 Dealer must provide adequate training for its salespersons regarding the solicitation and enrollment of Subscribers, the operation of Service, and the provision and maintenance of Equipment.

                  2.4.4 Dealer must not process any application for Service or facilitate Service enrollment that would in any way inflate the amount of compensation payable to Dealer for a Subscriber beyond what is contemplated by this Agreement.

         2.5 REGULATORY MATTERS. This Agreement is subject to changes or modifications necessary to comply with, and any necessary approvals of, local, state and federal regulatory agencies having jurisdiction over the offering or provision of Service in the Area and/or Dealer's activities in connection therewith. Accordingly, Company may add, delete, suspend or modify the rates for, and/or features included in, Service, and determine whether such changes apply to both existing or future Subscribers, and will notify Dealer as soon as practicable of each such modification. Dealer may not take any action inconsistent with any efforts by the Company before regulatory authorities or others regarding any modification of rates for Service.

         2.6      EXCLUSIVITY.

                  2.6.1 During the term of this Agreement (and any extensions thereof) and through all of Dealer's locations in the Area (including locations opened after the date of this Agreement), neither Dealer nor any Affiliate, may directly or indirectly, without the written consent of the Company, (a) solicit, sell, offer, or accept offers for a Competitive Service, (b) induce or refer any actual or prospective Subscriber of Company's Service to subscribe to a Competitive Service, (c)

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provide any Subscriber leads to a Competitive Service, or (d) activate
Subscribers through a reseller or act as a reseller of Service, whether for Company's Service or a Competitive Service.

                  2.6.2 Dealer acknowledges that in the event that Dealer knowingly assists in the activation of Subscribers solicited by it, or by Persons acting on its behalf or pursuant to contracts between such Persons and Dealer, on Competitive Service, the Company will suffer monetary damages and loss of good will the value of which is difficult to measure. Dealer, therefore, hereby agrees to pay the Company as liquidated damages the sum of $1500 for each of its subscribers it activates on a Competitive Service, which sum Dealer agrees is reasonable, Dealer must, upon the Company's written notice, make its books and records available to the Company and its representative to permit verification of Dealer's compliance with this section and in the event of Dealer's refusal to permit such inspection, Dealer will pay to the Company as liquidated damages a sum equal to $1500 multiplied by the number of suspected violations of this section as notified by the Company to Dealer. Acceptance by the Company of liquidated damages on any one or more occasions of Dealer's breach of its obligations arising under this section does not preclude or limit in any manner Company's right to terminate this Agreement upon any breach by Dealer of its obligations under this section as permitted by Section 8 of this Agreement. It is understood the Dealer conducts, or may conduct, similar activities for Competitive Services outside the Area. Company agrees that the terms of this paragraph relate solely to Dealer's activities in the Area.

                  2.6.3 Any claim for liquidated damages must be submitted to the Dealer by the Company no later than 6 months from the date of an identified violation, or that claim is waived.

         2.7      COVENANT NOT TO COMPETE.

                  2.7.1 Dealer covenants and agrees that for a period of 6 months after termination of this Agreement (whether voluntary or involuntary, with or without cause), Dealer, its Affiliates, and any successor entity to Dealer and its Affiliates will not,

                           (i) directly or indirectly compete with Company, its
affiliates or its Dealers, Retailers or other distributors of Company's Service within the Area in the business of offering, providing, marketing, procuring or referring Subscribers or potential Subscribers to a Competitive Service; or

                           (ii) act or serve as an owner, partner, shareholder,
employee, agent, consultant or formal or informal advisor of any person or entity that offers, promotes, or refers customers to any Competitive Service.

                  2.7.2 Dealer acknowledges that (a) by being appointed a dealer it will obtain significant competitive information that would give Dealer an unfair competitive advantage if Dealer were to compete with Company, Company's affiliates or Company's distribution after termination of this Agreement, and
(b) that its willingness to provide Company with the protections set forth in this

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section 2.7 was a material consideration to Company entering into this Agreement and that Company would not have done so without such protection.

                  2.7.3 Dealer is not bound by the Non-Compete provisions of this section 2.7 if Company terminates this Agreement without cause under section 8.3 or if Dealer terminates this Agreement for cause under section 8.1 and Company does not dispute Dealer's grounds for termination in good faith.

         2.8 DEPOSITS/BILLING AND COLLECTIONS. Dealer must, as trustee for Company, collect deposits and advance payments required by Company from new Subscribers prior to activation. These payments must be made payable to Company only, not to Dealer and must be delivered to Company in accordance with activation procedures set forth in the Policies and Procedures issued by Company from time to time.

         2.9 NO CO-LOCATION OF COMPETITIVE SERVICES. Dealer is prohibited from leasing or subleasing space to any Competitive Service provider or seller at any location where Dealer promotes or sells Service in the Area, and Dealer is prohibited from permitting any Competitive Service provider or seller to use space Or share resources at any location that is leased, owned or controlled by Dealer and is used to promote or sell the Service within the Area.

         2.10 STORE FRONT LOCATION. Dealer must operate its business under this Agreement at a location suitable for transacting business, which contains a display with Company brochures and advertising materials. Each of Dealer's store locations must be maintained in a first-class manner in order to promote and Protect company's business, reputation, and goodwill. Dealer may not establish any other location from which to conduct business under this Agreement without the prior written consent of Company, which may be granted or withheld in Company's sole discretion. Company has no liability to Dealer in connection with its approval of any location of Dealer or of any other dealer; Company's approval does not imply any assessment of the potential Profits or losses which may arise from Dealer's operations at any location. Company may base its decision on confidential information regarding its business plans and may decline to provide any reason for its decisions. Notwithstanding the foregoing, if the activities authorized under this Agreement are less than 10% of the total business conducted at the store location(s), Company will not Object to the solicitation of potential Subscribers at a new location of the same type unless Company can show substantial harm from this activity.

3.       EQUIPMENT

         3.1 AUTHORIZED EQUIPMENT. In connection with its obligations under this Agreement, Dealer hereby agrees that it will sell models of equipment so that each unit of equipment meets FCC and reasonable Company technical standards, is compatible for use with the Company's Service and complies with any authentication or other fraud prevention specifications used by Company in the Area ("Equipment"). Dealer must not recommend, sell, or furnish any equipment disapproved by the FCC or Company for failure to meet minimum technical, security, and reliability standards.

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         3.2      DEALER PURCHASE OF EQUIPMENT.

                  3.2.1 Company may sell Equipment to Dealer at prices established by Company from time to time. All purchases must be made by Dealer in the form of a written purchase order which must be placed with Company, subject to acceptance by Company. The terms and conditions appearing on the purchase order form and made a part of this Agreement are limited to the following: (i) order number, (ii) delivery information, (iii) quantity, (iv) description, (v) price, (vi) tax, (vii) freight, and (viii) signed purchase authorization. Any other terms or terms inconsistent with this Agreement contained in the purchase order are deemed deleted and of no force or effect.

                  3.2.2 If Dealer meets all Company credit standards, payment for Equipment sold to Dealer is due 30 days from the date of invoice. Late payments by Dealer may be subject to a finance charge of 1.5 percent per month or up to the legally allowed rate, whichever is less.

                  3.2.3 If Dealer fails to make payment for Equipment delivered under this Agreement, or if, in Company's reasonable opinion, Dealer's financial condition is such that Company does not feel secure in obtaining payments for shipments of Equipment, Company may, at any time, (i) limit or cancel the credit of Dealer as to time and amount, (ii) demand payment in cash on or before delivery, or (iii) declare the amount outstanding immediately due and payable, which amount must then be paid by Dealer within 10 days after notice by Company that the entire sum is due and payable.

         3.3      WARRANTY.

                  3.3.1 MANUFACTURER'S WARRANTY. A Manufacturer's Limited Warranty statement, a copy of which accompanies each unit of Equipment, is the only warranty, except for warranty of title, provided with the Equipment furnished hereunder. Dealer must make the Limited Warranty statement readily available to Dealer's end-user purchasers prior to sale. Any warranty representations made by Dealer which are in addition to the representations in the Limited Warranty statement must apply against Dealer only and any costs, administrative, legal or otherwise connected with any additional warranty statements must be done by Dealer. Dealer must indemnify and hold Company harmless from all direct and indirect results and consequences flowing from such statements.

                  3.3.2 DISCLAIMER OF WARRANTY BY COMPANY. COMPANY DISCLAIMS ALL WARRANTIES ON EQUIPMENT FURNISHED HEREUNDER INCLUDING WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY OF QUALITY, WHETHER EXPRESS OR IMPLIED, EXCEPT THE WARRANTY OF TITLE.

         3.4 LIMITATION OF LIABILITY FOR EQUIPMENT PURCHASED. IN NO EVENT WILL COMPANY BE LIABLE TO DEALER, OR TO ANY PERSON OR PARTY PURCHASING FROM DEALER OR USING ANY EQUIPMENT SUPPLIED UNDER THIS AGREEMENT, OR TO ANY PERSON OR PARTY TO WHOM DEALER OTHERWISE FURNISHES EQUIPMENT, FOR LOSS OF TIME, INCONVENIENCE, LOSS OF USE OF ANY EQUIPMENT OR

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PROPERTY DAMAGE CAUSED BY ANY EQUIPMENT OR ITS FAILURE TO WORK, OR FOR ANY OTHER
INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, OR FROM THE USE OR PERFORMANCE OF ANY EQUIPMENT, WHETHER IN AN ACT10N FOR OR ARISING OUT OF ALLEGED BREACH OF WARRANTY (EXCEPT FOR THE END-USER/CUSTOMER'S STATUTORY RIGHT, IF ANY, TO SUCH DAMAGES DURING THE MANUFACTURER'S WARRANTY PERIOD), ALLEGED BREACH OF CONTRACT, DELAY, NEGLIGENCE, STRICT TORT LIABILITY, PATENT OR COPYRIGHT INFRINGEMENT OR OTHERWISE. IN ADDITION, COMPANY WILL NOT BE LIABLE IN EXCESS OF THE TOTAL PURCHASE PRICE OF THE EQUIPMENT, WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED, OR FOR ANY OTHER DAMAGES OF ANY NATURE. THIS PARAGRAPH WILL SURVIVE TERMINATION AND/OR EXPIRATION OF THIS AGREEMENT.

         3.5      CREATION OF SECURITY INTEREST.

                  3.5.1 Dealer hereby grants to Company a purchase money security interest in (i) the Equipment in existence now or hereafter sold to Dealer by Company pursuant to this Agreement and (ii) all proceeds from the sale or other disposition of the Equipment sold to Dealer by Company, including but not limited to any and all Equipment returned to or repossessed by Dealer (collectively, the "Collateral") in order to secure the performance and payment of all obligations of Dealer arising under this Agreement, and all renewals, extensions and rearrangements of all such obligations as may arise between Dealer and Company. Dealer must execute, file and refile such financing statements or other security agreement documents as Company may require from time to time with respect to all or any portion of the Collateral. Company is hereby authorized by Dealer, as its lawful attorney and agent in fact, to execute and file such financing statements and other documents as Company deems necessary for the purpose of perfecting or continuing any security interest or lien created hereby.

                  3.5.2 Dealer warrants, covenants and agrees that, except for the security interest granted in this Agreement, there are no other security interests granted as to the Collateral in existence as of the date hereof, and that Dealer owns and will keep the Collateral free and clear of liens, security interests, or encumbrances, and will not assign, sell, mortgage, lease, transfer, pledge or grant a security interest in the Collateral without the prior written consent of Company except for the sale of Equipment in the ordinary course of business.

                  3.5.3 Dealer will be in default under the security provisions of this Agreement upon the happening of any of the following events or conditions: (i) the failure of Dealer to pay when due any amount owing to Company, (ii) the failure of Dealer to perform punctually any of its obligations under this Agreement, (iii) a breach by Dealer of any warranty, representation or covenant made by Dealer in connection with this Agreement, or (iv) a breach by Dealer of this Agreement.

                  3.5.4 Upon the occurrence of a default as described above, Dealer must pay immediately, without further notice or demand, all amounts due and owing from Dealer to Company.

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In addition to Company's rights and remedies as a secured party under the
Uniform Commercial Code, Company has the following rights: the right to sell, lease or otherwise dispose of any or all of the Collateral and to take possession of the Collateral, and for that purpose, Dealer hereby irrevocably agrees that Company may enter upon or into any premises on or in which the Collateral or any part thereof may be situated and remove the same therefrom. Company may require Dealer to assemble the Collateral and make it available to Company at a place designated by Company that is reasonably convenient to both parties.

                  3.5.5 Dealer must pay to Company on demand all amounts and expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred or paid by Company in exercising or protecting its interests, rights or remedies under this Agreement or in remedying any default of Dealer, plus interest thereon at the highest rate permitted by applicable law. All such expenses and the interest thereon will be included as obligations secured under this Agreement.

                  3.5.6 The security interest set forth in this Agreement will survive the termination or expiration of this Agreement.

         3.6 EQUIPMENT AVAILABILITY/PRICING. Dealer may obtain authorized Equipment from any source. All prices and terms and conditions of sale of Equipment by Dealer to Subscribers will be established solely by Dealer.

         3.7 EQUIPMENT INSTALLATION AND REPAIR. All installation, repair or warranty services recommended by Dealer to Subscribers must meet or exceed industry and Equipment manufacturer standards.

         3.8 TRANSSHIPMENT/ UNACTIVATED EQUIPMENT. Dealer must sell Equipment purchased from Company to individuals or businesses that it reasonably believes arc the actual end users of this Equipment for activation to Company's Service within the Area. Dealer must not sell or ship this Equipment to any location outside of the Area, directly or indirectly. Dealer must comply with all Policies and Procedures regarding transshipment and unactivated Equipment levels. Dealer agrees to pay for losses suffered by Company due to discounted Equipment sales to Dealer, and agrees to immediate termination of this Agreement if Company determines that unactivated Equipment levels are unreasonably high or that Dealer has engaged in transhipment.








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         3.9      EQUIPMENT RETURNS.

                  3.9.1 Dealer may return any Equipment sold to Dealer by Company which Dealer reasonably believes to be defective or damaged. Dealer will not be charged for any such Equipment so returned.

                  3.9.2 Within 30 days after delivery of Equipment from Company to Dealer, Dealer may return to Company any such Equipment which is undamaged, new and unopened from the packaging provided by Company. In this event, Dealer will receive a credit in the amount of the then current price for such Equipment.

                  3.9.3 Dealer must accept returns on Equipment sold by Company to Dealer which Dealer sells to customers within 30 days after this Equipment was sold to a customer, and as long as Dealer returns this Equipment to Company in good working condition within 60 days after it was sold to the customer, Company will provide a credit constituting a full refund for the Equipment to Dealer. Dealer must comply with any modifications to Company's Equipment return policy as issued in Policies and Procedures from time to time.

4.       COMPENSATION

         4.1 PAYMENT/COMPENSATION SCHEDULE. Subject to the terms of this Agreement, to all relevant Policies and Procedures, and to any terms and conditions contained in the attached Schedule 2 regarding Compensation, Company will pay Dealer the amounts set forth in the Compensation Schedule. The Compensation Schedule is incorporated by reference in this Agreement in its entirety, and it contains the full payment to Dealer for the performance of Dealer's services and obligations under this Agreement.

         4.2 MODIFICATIONS. DMN compensation under this Agreement is fixed until November 30, 2000, otherwise, Company may modify the terms and conditions or the payments listed in the Compensation Schedule in any way with 30 days' advance written notice to Dealer. Company may, without prior notice to Dealer, introduce new service plans and new services with different compensation than what is set forth in Schedule 2.

         4.3 OFFSET. Company may, at any time, offset against amounts owed to Dealer any amounts owed by Dealer to Company, including but not limited to amounts owed or to be owed under this Agreement or any other agreement between Company and Dealer also including any expenses, losses, attorney's fees and damages incurred by Company and indemnified by Dealer.

         4.4 SALES AGENTS; SHARING OF COMMISSIONS. Without Company's specific written consent, Dealer must not, directly or indirectly, share any commissions earned under this Agreement with any subdealers or other persons or entities, except for Dealer's own employees or sales agents. Dealer and its Affiliates may not take any financial responsibility for payment of Service charges for Subscribers, nor otherwise suggest or facilitate the establishment of any arrangement to mitigate the

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



Subscriber's financial risk arising out of its agreement for Service or for management of the account, nor otherwise interfere with the intended contractual relationship between Company and Subscriber.

5.       DEALER'S OPERATING MATTERS

         5.1 DEALER'S BUSINESS RECORDS. Dealer must create and maintain at its locations, and preserve for the period legally required from the date of their preparations, full, complete, and accurate records of its business conducted pursuant to this Agreement. Dealer must also provide or update its financial information, including without limitation balance sheet and income statement. These records must be available for inspection and copying by the Company at all reasonable times.

         5.2 COMPLIANCE WITH LAWS AND POLICIES AND PROCEDURES. Dealer must comply with: (1) all laws, FCC rules and regulations, tariffs, and any rules of other governmental bodies applicable to Dealer's business, (2) all Policies and Procedures concerning the conduct of Dealer's business relating to Service reasonably prescribed from time to time by the Company, which Policies and Procedures are incorporated by reference in this Agreement in their entirety, and (3) all Policies and Procedures relating to the distribution of other AT&T products and services, which AT&T and its affiliates, may introduce from time to time. If Dealer chooses to accept Company's offer to participate in the distribution of other AT&T products and services, it must comply with all additional terms and conditions set forth in the relevant Policies and Procedures and accept the compensation levels associated with these products and services.

         Dealer's failure to comply with any of these Policies and Procedures will constitute a material breach of this Agreement and may subject Dealer to monetary penalties, forfeiture of Dealer's right to sell certain AT&T products or services, or other sanctions in accordance with the Policies and Procedures. The Company will send written notice to Dealer of any new Policies and Procedures issued by the Company, or of any changes to existing Policies and Procedures.

         5.3 INSURANCE. Dealer must at all times during the term hereof, at Dealer's sole expense, be insured by a reputable insurance company licensed to do business in the states where Dealer operates under this Agreement under a comprehensive general liability insurance policy with reasonable coverage limits.

6. USE OF MARK BY DEALER; PROTECTION OF THE COMPANY'S RIGHTS

         6.1 USE OF MARKS. During the term of this Agreement, the Company authorizes Dealer to be an "Authorized Dealer" of Company and to use its trademarks, service marks, trade names, logos, or similar indicia which the Company owns or is licensed to use ("Marks") subject to the limitations contained herein. Dealer acknowledges that all Marks are the exclusive property of Company. Dealer must indicate that Company is the provider of the Service in its advertising, and may utilize the Marks in its advertising as long as Dealer complies with all Policies and Procedures pertaining to this use prescribed by Company from time to time. Dealer will not use the Marks for any other purpose without the express prior written consent of Company.

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         6.2 NO TRANSFER OF RIGHTS. Dealer acknowledges that this Agreement does not transfer any rights to use any Marks (except to the limited extent set forth herein and during the term and any extensions hereof) and that this Agreement does not and will not confer any goodwill or other interest in any Marks upon Dealer, all rights to which remain with the Company. Dealer will not challenge Company's ownership of the Marks in any way.

         6.3 UNAUTHORIZED USE. Any unauthorized use of the Marks by Dealer or its respective employees, Affiliates, or subagents constitutes infringement of Company's rights and a material breach of this Agreement. Upon expiration or termination of this Agreement for any reason, Dealer must immediately discontinue use of the Marks.

7.       TERM

         This Agreement commences on its effective date and will expire on November 30, 2000, at which time may be terminated by either party with 30 days prior written notice.

8.       TERMINATION OR EXPIRATION OF AGREEMENT

         8.1 TERMINATION FOR CAUSE. Subject to the provisions contained in
Section 8.2, either party may terminate this Agreement by written notice to the other party if the other party breaches any material term or condition of this Agreement, and Company may terminate this Agreement if Dealer fails to comply with any Policies or Procedures reasonably required and reasonably applied by the Company. Either party may terminate this Agreement immediately upon written notice to the other party if the FCC or any other regulatory agency promulgates any rule, regulation, or order which in effect or application prohibits or substantially impedes the Company from fulfilling its obligations under this Agreement for providing Service or prohibits or substantially impedes Dealer's ability to sell Equipment, or if the other party becomes financially insolvent. Company may terminate this Agreement immediately upon written notice if Company is no longer authorized to provide Service within the Area, if Dealer is found to have made a material misrepresentation to Company during the application process to become a Dealer, or if Dealer is found to have engaged in fraudulent or illegal conduct. This Agreement will terminate immediately and without notice if either party: makes an assignment for the benefit of creditors; has an Order for Relief under Title 11 of the United States Code entered by any United States Court against it; or has a trustee or receiver of any substantial part of its assets appointed by any court.

         8.2 BREACH AND CURE PERIOD. Neither party will be in breach of this Agreement until and unless the other party provides written notice to the allegedly breaching party of any violation of this Agreement and the allegedly breaching party fails to cure such violation within 30 days after receiving this notice. If the default is not cured by the end of the 30 day period, then termination will be effective without further notice. Notwithstanding the above, a breach by Dealer of any part of Sections 2, 3, or 6 of this Agreement is not subject to cure and, accordingly, any such breach gives Company the right to terminate the Agreement immediately upon written notice to Dealer.







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



         8.3 TERMINATION WITHOUT CAUSE. After the term of this Agreement, it may be terminated by either party without cause with 60 days prior written notice.

         8.4 OBLIGATIONS OF DEALER UPON TERMINATION OR EXPIRATION. Upon the expiration or termination of this Agreement for any reason, Dealer and its Affiliates must: (a) discontinue the use of all Marks, such as signs, logos, stationary, or business cards, and must return to Company all materials containing any Mark or otherwise identifying or relating to Company's business;
(b) cease representing themselves in any fashion as a Dealer or representative of Company; (c) return to Company or destroy those documents, records or other materials (including, without limitation, all copies, either photocopies or computer copies), which were provided to Dealer by Company or which contain any Confidential Information of Company; (d) not solicit, directly or indirectly any of Company's Customers to terminate their relationship with Company for one year, in accordance with section 2.3 of this Agreement; and (e) comply with the 6 month covenant not to compete contained in section 2.7.

         8.5 POST-TERMINATION RESERVE. Upon termination of this Agreement and during the cure period of any default by Dealer, Company is entitled to establish and withhold a reserve from commissions or other payments owed to Dealer, which may be used to satisfy any obligations owed by Dealer to Company, including but not limited to Subscriber deactivations following any termination of this Agreement. At all times following the initial 90 days of this Agreement, the reserve will equal the average commission amount paid to Dealer per Subscriber during the preceding 90 days, multiplied by the number of Subscribers whose deactivations resulted in reimbursement due from Dealer during the preceding 90 days. Any remaining balance in the reserve 90 days from the date of the termination of this Agreement will be promptly paid to Dealer.

         8.6 NO COMPENSATION. Upon termination of this Agreement for any reason, Dealer's rights to compensation under this Agreement will expire, and become null and void, except for compensation earned prior to the termination date of this Agreement.

         8.7 EXPIRATION, REVOCATION OR TRANSFER OF LICENSES. If any license Company requires in order to operate in any portion of the Area expires or is revoked, this Agreement terminates with respect to the portion of the Area. If a required license for any portion of the Area is transferred by Company to an unaffiliated third party, then Company has the option, with respect to this portion of the Area only, of terminating this Agreement; assigning this Agreement to the license transferee (if any); or offering some reasonable substitute for Service.


















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9.       ADVERTISING

         Dealer will conform to the highest ethical standards for advertising, take all reasonable steps to make sure that its advertising materials with respect to Company's Service are factually correct, comply with all applicable laws and correctly use Company Marks.

3.       SERVICE

         Company will operate a quality Service system in the Area and will, at all times, operate in accordance with all applicable laws related thereto, whether federal, state, or local. The Service provided by Company will be at, or greater than, the level of quality performance generally accepted in the wireless telecommunications industry.

4.       DISPUTES

         11.1 NOTIFICATION AND LIMITATION OF ACTIONS. Dealer must notify Company in writing of any grievance or dispute it may have regarding the Agreement or its relationship with Company within 120 days of the date Dealer became aware of this grievance or dispute. If the Dealer fails to notify Company of the grievance or dispute within 120 days, then Company will not be liable to Dealer for any loss of injury relating to that grievance or dispute.

         11.2      ARBITRATION OF DISPUTES.

                  11.2.1 ARBITRATION CLAUSE. Except as stated in Section 11.2.4 of this Agreement, all claims (including counterclaims and cross-claims) and disputes between Dealer and Company must be resolved by submission to binding arbitration. The parties must submit any such disputes to the office of the American Arbitration Association ("AAA") nearest to Dealer within the Area, to be decided under the then current AAA commercial arbitration rules.

                  11.2.2 LIMITATIONS OF ACTIONS. All claims and disputes covered by this Section 11 must be submitted to arbitration by initiating the arbitration not later than 180 days after the act or omission giving rise to the claim or dispute occurred, except for the failure to pay invoices for equipment sold by Company to Dealer. The failure to initiate arbitration within the period constitutes an absolute bar to the institution of any proceedings based on such act or omission. The aggrieved party must initiate arbitration under this
Section 11 by sending written notice of an intention to arbitrate to all parties. The notice must contain a description of the dispute, the amount involved, and the remedy sought.

                  11.2.3 PROCEDURES AND DISCOVERY. The arbitrator must schedule a prehearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations, schedule the arbitration hearing, and attempt to narrow the issues. In order to expedite the arbitration proceedings, the parties have agreed to place the following limitations on discovery:

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                  (i)      Each party may propound only one interrogatory
                           requesting the names and addresses of the witnesses to be called at the arbitration hearing;

                  (ii) On a date to be determined at the prehearing conference, each party may serve one request for the production of documents. Ile documents are to be exchanged 21 days after service of the request; and

                  (iii) Each party may depose 4 witnesses. Each deposition must be concluded within four hours and all depositions must be taken within 60 days of the prehearing conference. Any party deposing an opponent's expert witness must pay the expert's fee for attending the deposition.

                  11.2.4 COMPANY'S RIGHT TO SEEK INJUNCTION. Notwithstanding anything in this Section 11, Company may bring court proceedings to seek an injunction or other equitable relief to enforce any right, duty or obligation under this Agreement. To obtain injunctive or other equitable relief, Company is not required to post a bond or, if required by law or by the court, the Dealer hereby consents to a bond in the lowest amount permitted by law.

                  11.2.5 ENFORCEMENT OF AWARD. Neither party has the right to appeal the decision of the arbitrator. The award of the arbitrator may be confirmed or enforced in any court having jurisdiction.

                  11.2.6 ATTORNEY'S FEES. If any arbitration or court action is commenced by either party, the substantially prevailing party in that action is entitled to recover its out-of-pocket and court costs and reasonable attorneys' fee incurred therein.

                  11.2.7 INDIVIDUAL RESPONSIBILITY. Personnel employed by, or acting under the authority of, a party to this Agreement are not employees or agents of the other party, and the first party assumes full responsibility for their acts and has sole responsibility for their supervision and control.

5.       MISCELLANEOUS

         12.1 GOVERNING LAW. Except to the extent governed by federal laws or regulations, the entire relationship of the parties based on this Agreement is governed by the substantive laws of the state of Florida, without reference to its choice of law rules.

         12.2 WAIVERS. The rights of the parties under this Agreement, including the Policies and Procedures, are cumulative and not exclusive of any other rights and remedies. The waiver by any party of any right under this Agreement, or any breach hereof does not constitute a waiver of any other right or remedy on a future occasion.

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



         12.3 FORCE MAJEURE. Neither party is liable for loss or damage or will be in breach of this Agreement if its failure to perform its obligations results from: (1) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or any court of competent jurisdiction; (2) acts or omissions of the other party in violation of this Agreement; or (3) acts of God, fires, strikes, embargoes, war, insurrection, riot, and other causes beyond the reasonable control of the party. Any delay resulting from any of these causes extends performance accordingly or excuses performance, in whole or in part, as may be reasonable.

         12.4 ENTIRE AGREEMENT. This Agreement, including all Policies and Procedures issued under it, represents the entire agreement of the parties with respect to the subject matter hereof. There are not other oral or written understandings or agreements between the Company and Dealer relating to the subject matter hereof, and this Agreement supersedes all prior negotiations, communications, agreements and addenda between the parties hereto with respect to the subject matter hereof, except that any releases or anti-slamming agreements are not superseded. Nothing in this Agreement is intended or should be deemed to confer any rights or remedies upon any entity not a party hereto.

         12.5 MODIFICATION. This Agreement may only be amended or superseded by written agreement executed by authorized representatives of both parties, except as otherwise explicitly stated in this Agreement. Each such modification will be effective only in the specific instance for the specific purpose for which given. No course of dealing or usage of trade may be invoked to modify the terms and conditions of this Agreement. No other understandings or representations, whether oral or in writing, will amend or supersede this Agreement.

         12.6 ASSIGNABILITY. Neither party may assign this Agreement or any of its obligations hereunder without the other party's prior written consent, except that Company may assign its rights hereunder to any affiliate or to any other entity or person related to Company by any merger, transfer of assets, consolidation or takeover in which Company is involved. Any assignment by Dealer in violation of this section, including, without limitation, any material change in control or ownership of Dealer's entity, renders this Agreement immediately void, and conveys no rights or interest.

         12.7 SURVIVABILITY. Upon termination of this Agreement, all rights and duties of the parties terminate, except the following survive: Dealers duties under sections 2.2, 2.3, 2.7, 3.2, 3.5, 5, 8.4, 8.5, and sections 4.3, 6, 11, and 12 of this Agreement. The parties must cooperate to fulfill all surviving obligations in a timely manner.

         12.8 ACKNOWLEDGMENTS. The Company and Dealer acknowledge that they have read this Agreement and understand and accept the terms, conditions and covenants contained herein as being reasonably necessary to maintain the Company's high standards for Service and thereby to protect and preserve the goodwill of the Company's Service and its Marks. Dealer acknowledges and understands that Company may at any time compete directly with Dealer in the soliciting of Subscribers for the service or in the sale, lease, installation, repair or warranty servicing of equipment.

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Dealer has independently investigated the business outlined in this Agreement and the profitability (if any) and risks, and is not relying on any representation, guarantee, or statement of Company other than as set forth in this Agreement.

         Dealer acknowledges that Company has NOT represented Dealer's prospects or chances for success selling relying on any representation, guarantee, or statement of Company, other than as set forth in this Agreement.

         In particular, Dealer acknowledges that Company has not represented:
(a) Dealer's prospects or chances for success selling services under this Agreement; (b) the total investment that Dealer may need to make to operate under this Agreement (Company does not know the amount of investment required for this purpose); or (c) that Company will limit its efforts to sell service or establish other dealers in the Area.

         Dealer also acknowledges that Company has NOT represented to Dealer that: (a) Dealer will derive income from the sale of Company's services under this Agreement, or Company will refund any payments made by Dealer to Company under this Agreement or repurchase any of the products or equipment supplied by Company to Dealer; or (b) Company will provide a sales or marketing program that will enable dealer to derive income under this Agreement.

         12.9 INDEMNIFICATION. Dealer and the Company hereby agree to defend and hold the other party, its affiliates and employees harmless for all liability, damages, punitive damages, expenses, including reasonable attorneys' fees and disbursements, claims, demands or suits arising from their negligent, willful, or fraudulent acts, or for their failure to act, with respect to the performance of each parties' obligations under this Agreement and all Policies and Procedures, including, without limitation, any allegedly unauthorized use of a trademark, patent, copyright, process, idea, method or device covered by this Agreement, or bodily injury or damage to property to the extent occasioned by the acts or omissions of the indemnifying party or its affiliates, employees or subcontractors.

         Prompt written notice must be provided to the indemnifying party of any claim for indemnification. Each party may conduct its own defense of any claim in which it is named as a defendant without diminishing its indemnity rights. Each party is only responsible for any losses or damages proximately caused by it. Neither party has any liability for representations made by the other party that are not expressly authorized under this Agreement. The Limitation of Liability clause in paragraph 12.11 does not limit recovery under this Indemnification clause. This indemnity will continue in full force and effect after the termination of this Agreement.

         12.10 SEVERABILITY. A determination by a court or arbitrator of competent jurisdiction that any provision of this Agreement or any part thereof is unenforceable will not cancel or invalidate the remainder of such provision or this Agreement, which will remain in full force and effect and will be construed to carry out the intent of the parties.

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         12.11 LIMITATION OF LIABILITY. EXCEPT UNDER THE INDEMNIFICATION CLAUSE,
NEITHER COMPANY NOR DEALER IS LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, AS A RESULT OF ANY DEFAULT OR BREACH OF THIS AGREEMENT OR THE TERMINATION OR NON-RENEWAL OF THIS AGREEMENT OR ANY OTHER EVENT, CONDUCT, ACT OR OMISSION ARISING OUT OF OR RELATED TO THIS AGREEMENT WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE. THIS LIMITATION OF LIABILITY IS MADE KNOWINGLY, INTENTIONALLY AND VOLUNTARILY.

13.     NOTICES

         All notices, requests, demands, and other communications hereunder must be in writing and must be deemed given if personally delivered or mailed, certified mail, return receipt requested, or sent by nationally recognized overnight carrier to the following address:

         (1)      If to, Dealer:
                                            ------------------------

                                            ------------------------

                                            ------------------------

         (2)      If to Company:            AT&T Wireless Services
                                            15 East Midland Avenue
                                            Paramus, New Jersey 07652
                                            Attn: Legal Department

Notwithstanding the foregoing, Company may notify Dealer of changes in Policies and Procedures, compensation, or other business notices by first class mail, nationally recognized overnight carrier, electronic mail, facsimile, or by in-hand delivery.

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         The parties have executed this Agreement by their duly authorized representatives effective as of the date of first above written.

DEALER:                        Bobby Allison Cellular Systems of
                               Florida, Inc.

                               By:      /s/ Robert L. McGinnis
                                        -------------------------------------
                               Its:     CEO
                                        -------------------------------------
                               Date:    12/28/98
                                        -------------------------------------

COMPANY:                       AT&T WIRELESS SERVICES OF
                               FLORIDA, INC. ON ITS OWN BEHALF AND
                               ON BEHALF OF ITS FLORIDA AFFILIATES.

                               By:      /s/ Jerry Bealers
                                        -------------------------------------
                               Its      Vice President
                                        -------------------------------------
                               Date:    12/30/98
                                        -------------------------------------






























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



                                   SCHEDULE 1

   Areas Served By AT&T Wireless Services of Florida, Inc. and its Affiliates
                            (as of October 13, 1998)



                     FLORIDA COUNTIES                                               ENTITY
            ---------------------------------                     ------------------------------------------
            Baker, Broward, Citrus Clay, Dade
                 Dubal, Flagler, Hernando
            Hillsborough, Indian River, Lake,
                 Monroe, Martin, Nassau,                           AT&T WIRELESS SERVICES OF FLORIDA, INC.,
            Okeechobee, Orange, Osceola, Palm                                a Florida corporation
            Beach, Pasco, Pinellas, Polk, St.
            Lucie, Seminole, St. Johns, Sumter,
                         Volusia

                         Brevard                                     MELBOURNE CELLULAR TELEPHONE COMPANY
                                                                         a Florida general partnership

                         Manatee                                        BRADENTON CELLULAR PARTNERSHIP
                                                                         a Florida general partnership

                          Marion                                    OCALA CELLULAR TELEPHONE COMPANY, INC.
                                                                            a Delaware corporation

                         Sarasota                                     SARASOTA CELLULAR TELEPHONE COMPANY
                                                                         a Florida general partnership



















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                                   SCHEDULE 2
                                   ----------

                                  COMPENSATION

                PART A - DIGITAL MULTI-NETWORK (DMN) COMPENSATION
                       AND GENERAL COMPENSATION PROVISIONS

         1. DEFINITIONS. As used in this Schedule 2, the following terms have the meanings set forth below.

                  a. ACTIVATION DATE. "Activation Date" means the date on which Company begins to provide Service to an Authorized Subscriber or Authorized DMN subscriber.

                  b. AUTHORIZED DMN SUBSCRIBER. "Authorized DMN Subscriber" means each individual or entity (i) who places an order with Company for Service on an Authorized Rate Plan, (ii) to whom Dealer has sold DMN Equipment in the packaging and with the materials provided to Dealer directly from Company ("AWS Activation Kit"), (iii) who is accepted by Company, (iv) for whom Service is activated on this DMN Equipment and has not been terminated prior to the end of the month in which the Service was activated, and (v) whose DMN Equipment has not been activated on Company's Service at any time within 180 days prior to this subscriber's Activation Date. When an individual or entity places more than one order and each order is for a different telephone number to be assigned to a separate wireless telephone and electronic serial number, each order will be treated as a separate Authorized DMN Subscriber.

                  c. UNACTIVATED DMN EQUIPMENT. "Unactivated DMN Equipment" means DMN Equipment sold by Company to Dealer which both (a) is unaccounted for in Dealer's inventory and (b) has not been activated on a Service account by an Authorized DMN Subscriber.

         2. COMMISSION/VAB. Dealer will earn the commissions and the volume activation bonus ("VAB") in accordance with the schedules set forth in Schedule
2.1 for each Authorized DMN Subscriber.

         3. DMN EQUIPMENT INVENTORY REVIEW.

                  a. REPORTS AND AUDITS. With respect to each market, Company may request from Dealer reports certifying (i) inventory status of DMN Equipment purchased from Company and (ii) sales of DMN Equipment purchased by Dealer during the month. Upon request by Company and no more than twice per calendar year, Dealer will conduct, and permit Company to audit, a physical inventory of DMN Equipment purchased from Company and held by Dealer.

                  b. UNACTIVATED DMN EQUIPMENT LEVELS. If, based upon a comparison of Dealer's reports provided pursuant to paragraph 3(a) above and Company's records, the amount of

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Unactivated DMN Equipment is reasonably unacceptable to Company, Company may terminate this Agreement upon written notice to Dealer.

         4. COOPERATIVE ADVERTISING FUNDS. In accordance with guidelines that may be issued by Company from time to time, Dealer may qualify to earn cooperative advertising funds ("Coop Funds") which will accrue in a cooperative advertising account ("Coop Account") for purposes of reimbursing Dealer for certain advertising of Company's Service in the Area.

                  a. ACCRUAL AMOUNTS. The amount of Coop Funds that will accrue in the Coop Fund for each Authorized DMN Subscriber is set forth on Schedule 2.1.

                  b. QUALIFIED ADVERTISING. Company has established a Minimum Advertised Price Program in order to promote the premium quality of Company's Service and its Marks. Accordingly, in order to qualify for reimbursement from the Coop Funds, advertising submitted by Dealer (i) must not include a price for DMN Equipment below the Minimum Advertised Price ("MAP") established for such DMN Equipment by Company, (ii) must comply with all Company requirements for use of Company's Marks, (iii) must comply with any cooperative advertising guidelines published by Company from time to time, and Ov) does not advertise DMN Equipment which is not included in the then current version of the Digital Multi-Network MAP Notice issued by Company. Company may amend the Digital Multi-Network Notice from time to time upon 10 days prior written notice to Dealer.

                  c. FORFEITURE OF FUNDS. All unused Coop Funds credited to the Coop Account during any calendar quarter will be permanently forfeited to Company at the end of the next calendar quarter, unless by the end of that subsequent calendar quarter Dealer has (i) requested reimbursement for qualified advertising on the forms and according to the reasonable procedures established by Company; (ii) has submitted to Company or Company's designee the appropriate documentation; and (iii) has complied with the terms of this Agreement and any Company advertising guidelines. No interest will be paid to Dealer on funds credited to the Coop Account and any amounts remaining in the Coop Account upon termination or expiration of this Agreement will be forfeited to Company.

         5. DMN PROGRAMMING. DMN Equipment is intended to be programmed by over-the-air programming ("OAP"). DMN Equipment not programmed using OAP likely will not function correctly. Therefore, Dealer is NOT permitted to manually program any DMN Equipment. If Dealer does manually program any DMN Equipment, Dealer will be in default of the Dealer Agreement and, among other penalties, will not be entitled to any commission or Co-op Funds with respect to this activation of Service.

         6. EXISTING SUBSCRIBERS - DMN/ANALOG/SINGLE BAND DIGITAL. No compensation or Coop Funds will be payable to Dealer for any Authorized Subscriber or Authorized DMN Subscriber who was, at any time within the 180 day period immediately prior to his or her Activation Date, a Subscriber of Company's Service, except that additional wireless telephone numbers activated by such a Subscriber on DMN Equipment may qualify for the applicable compensation,

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



         7. CHARGEBACKS - DMN/ANALOG/SINGLE BAND DIGITAL. In the event that an Authorized Subscriber or an Authorized DMN Subscriber deactivates or is deactivated from Service within 90 days of this Authorized (DMN) Subscriber's Activation Date for Service ("Chargeback Period"), Dealer must refund to Company all compensation (except Coop Funds) paid by Company with respect to this Authorized (DMN) Subscriber ("Chargeback"). If any Subscriber's Service is suspended within the Chargeback Period, the Chargeback Period will be extended by the length of this suspension, up to 90 days. If a Subscriber's Service is not reactivated during this extension, a Chargeback will occur. If a Subscriber's Service is reactivated within the extension, the Subscriber must remain on active status for the remainder of the Chargeback Period, or at least 30 days to avoid a Chargeback. A second suspension during the extended Chargeback Period will result in a Chargeback to Dealer.

         8. RATE PLAN USED FOR COMMISSION PURPOSES. If an Authorized Subscriber or Authorized DMN Subscriber transfers to a different rate plan during the Chargeback Period, the commission payable with respect to that Subscriber will be based on the rate plan in effect at the end of the Chargeback Period. Accordingly, if an Authorized (DMN) Subscriber transfers to a rate plan associated with a lower commission on or before the Chargeback Date, Company will charge back Dealer with the difference between the commission paid for that Subscriber and the commission which would have been due if the Authorized (DMN) Subscriber had been on the new rate plan throughout the Chargeback Period. Likewise, if an Authorized (DMN) Subscriber transfers to a rate plan associated with a higher commission on or before the Chargeback Date, Company will, prior to the last day of the following calendar month, pay Dealer the difference between the commission paid for that Subscriber and the commission which would have been due if the Subscriber had been on the new rate plan throughout the Chargeback Period.

         9. PAYMENT OF COMPENSATION. Commissions will be paid or credited to Dealer within 30 days of the end of the calendar month during which the activation occurred.

                     PART B- ANALOG/SINGLE BAND COMPENSATION

         1. AUTHORIZED SUBSCRIBER. "Authorized Subscriber" means each individual or entity (i) who places an order through Dealer for Service on an Authorized Rate Plan, excluding all DMN rate plans, (ii) with respect to whom Dealer has forwarded all necessary Service activation forms to Company and has collected any required deposit or advance payment on behalf of Company, (iii) who is accepted by Company, (iv) for whom Service is activated AND (v) whose Service has not been terminated prior to the end of the month in which the Service is activated. When an individual or entity places more than one order and each order is for a difference telephone number to be assigned to a separate wireless telephone and electronic serial number, each order will be treated as separated Subscriber.

         2. ACTIVATION COMMISSION. For each Authorized Subscriber on an Authorized Rate Plan using appropriate analog or single band digital Equipment (not DMN Equipment), Company will pay Dealer the commission set forth in
Schedule 2.1, Part B.

                                               AT&T Proprietary and Confidential
                                            Use Pursuant to Company Instructions

         3. ESN CHANGES. No compensation may be earned by Dealer for an activation on Company's Service with respect to an Authorized Subscriber who retains his or her existing wireless telephone number (also known as ESN changes).
































                                               AT&T Proprietary and Confidential
                                            Use Pursuant to Company Instructions

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                         ASTERISKS DENOTE SUCH OMISSIONS

                                  SCHEDULE 2.1

      ALL COMPANY RATE PLANS ARE AUTHORIZED RATE PLANS, UNLESS SPECIFICALLY
                 RESTRICTED BY A COMPANY POLICY AND PROCEDURE.

     PART A- DMN EQUIPMENT ACTIVATION COMPENSATION ON AUTHORIZED RATE PLANS
     ----------------------------------------------------------------------

                EFFECTIVE FROM SIGNING THROUGH NOVEMBER 30, 2000


*************

     PART B ANALOG/SINGLE BAND DIGITAL COMPENSATION ON AUTHORIZED RATE PLANS
     -----------------------------------------------------------------------

                            EFFECTIVE JANUARY 1, 1999

ANALOG

*************

SINGLE BAND DIGITAL

*************


























                                               AT&T Proprietary and Confidential
                                            Use Pursuant to Company Instructions

                              ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT ("Agreement"), effective as of December 31, 1998, is between BOBBY ALLISON WIRELESS, INC., a Florida corporation ("Dealer"), and AT&T WIRELESS SERVICES OF FLORIDA, INC., a Florida corporation ("AT&T").

                                    RECITALS

         AT&T and Bobby Allison Cellular Systems of Florida, Inc., a Florida corporation ("BACS") entered into a Dealer Agreement and an MDF and Signing Bonus Agreement, both dated December 1, 1998 (the "Dealer Agreement") under which BACS accepted certain rights and obligations.

         On December 31, 1998, BACS merged with 2Connect Acquisition Corp., a wholly owned subsidiary of 2Connect Express, Inc. and the surviving entity is the party to this Agreement called Bobby Allison Wireless, Inc.

         The parties agree as follows:

         Dealer hereby fully assumes the performance of all of the terms and conditions of BACS under the Dealer Agreement and agrees to be bound by the obligations and provisions of the Dealer Agreement and all policies and procedures established from time to time by AT&T in connection therewith.

                                   BOBBY ALLISON WIRELESS, INC.

                                   Signed:  /s/ Robert L. Mcginnis
                                            ------------------------------------
                                   Printed: Robert L. Mcginnis
                                            ------------------------------------
                                   Title:   CEO
                                            ------------------------------------
                                   Dated:   12/31/98
                                            ------------------------------------

                                   AT&T WIRELESS SERVICES OF
                                   FLORIDA, INC.

                                   Signed:  /s/ Jerry Bealers
                                            ------------------------------------
                                   Printed: Jerry Bealers
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------
                                   Dated:   12/30/98
                                            ------------------------------------









                                               AT&T Proprietary and Confidential
                                            Use Pursuant to Company Instructions

                                 GENERAL RELEASE

         THIS GENERAL RELEASE is entered into this 28th day of December, 1998, by and between Bobby Allison Cellular Systems of Florida, Inc., with a place of business at 2055 Lake Avenue, S.E. Suite A, Largo, FL 33461("Releaseor") and AT&T Wireless Services of Florida, Inc. and its affiliates d/b/a AT&T Wireless Services ("AWS").

                                    RECITALS

         WHEREAS, AWS and Releasor are parties to a Dealer Agreement dated December 1, 1998 (the "Agreement");

         WHEREAS, Releasor desires to receive certain funds in exchange for providing to AWS a release of all claims, whether known or unknown it may have, against AWS and AWS is willing to advance such funds to Releasor in exchange for Releasor's release of claims, whether known or unknown, it may have against AWS;

         NOW, THEREFORE, in consideration of the above stated recitals, the following agreements and other good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

         1. PAYMENT. AWS has paid Releasor the sum of $5,000 the receipt of which is hereby acknowledged.

         2. GENERAL RELEASE. Releasor hereby forever releases, waives and discharges AWS, any Company, partnership, joint venture or other entity affiliated with AWS, the parent of AWS, any and all general partners of AWS, or any predecessor in interest, and the officers, directors, attorneys, agents, employees, and shareholders of each of the foregoing (collectively, the "Released Parties") form any and all claims, obligations, promises, causes of action or demands, known or unknown, of any nature whatsoever, that it may have individually or jointly with another party, including but not limited to claims for attorney's fees. This Release is general in nature and applies to all claims resulting from anything which has occurred up to the date of this Release. Releasor specifically releases and waives any and all claims arising out of or related to any and all agreement between Releasor and any or all of the Released Parties.

         AWS hereby forever releases, waives and discharges Releasor and Releasor's officers, directors, attorneys, agents, employees and shareholders from any and all promises, cuases of action or demands, known or unknown, of any nature whatsoever, that it may have individually or jointly with another party, including but not limited to claims for attorney's fees. This release does not waive Releasor's obligations for monies owed to AWS, including without limitation, for airtime, equipment or charge backs. AWS' release is specific in nature and applies only to the categories of claims listed above.




                                               AT&T Proprietary and Confidential
                                            Use Pursuant to Company Instructions

         3. DEALER AGREEMENT. Notwithstanding the foregoing, the current Dealer Agreement remains in fall force and effect and any commissions, or cooperative advertising payments earned by Releasor prior to the date of the Release will be paid by AWS pursuant to the terms and conditions of the relevant Agreement.

         4. SUCCESSOR AND ASSIGNS. This Release binds any person, successor, assign, trustee, receiver, or legal representative thereof, which succeeds to Releasor's rights and liabilities. This Release is made for the benefit of all Released Parties and all who succeed to the rights and responsibilities of the Released Parties, including without limitation, their successors and assigns.

         5. WAIVER REGARDING UNKNOWN CLAIMS. This Release is intended to be in the broadest form possible for Releasor. Releasor hereby expressly waives any and all laws or statutes, or any jurisdiction whatsoever, which may provide that a general release does not extend to claims not known or suspected to exist at the time of execution of the release, which if known would have materially affected the decision to give said release. This Release expressly extends to any such unknown or unsuspected claims of Releasor, even if knowledge thereof would have materially affected the decision to give this Release.

         6. COVENANT NOT TO SUE. Releasor hereby expressly covenants forever to refrain from bringing any suit or proceeding at law or in equity against any of the Released Parties and their successors in interest or assigns, arising out of or in any way related to any matter, cause or claim whatsoever up to the date of this Release, including but not limited to claims for attorneys' fees.

         7. GOVERNING LAW. This Release is governed by, and must be construed and interpreted in accordance with the laws of the State of Florida.

         8. NO LIABILITY. This Release does not constitute an admission of any wrongdoing on the part of any party hereto.

         9. WARRANTY OF AUTHORITY. Each person signing this Release represents and warrants that he or she has full authority to execute the Release on behalf of, and to bind to the Release, the party on whose behalf he or she is signing.

         The parties have executed and delivered this Release on the date above,

AT&T Wireless Services of Florida, Inc.      Bobby Allison Cellular Systems of
d/b/a AT&T Wireless Services                 Florida, Inc.

By: /s/ Jerry Bealers                        By: /s/ Robert L. McGinnis
    ----------------------------------           -------------------------------

Title: Vice President                        Title: CEO
       -------------------------------              ----------------------------

Date:  12/30/98                              Date:  12/30/98
       -------------------------------              ----------------------------





                                               AT&T Proprietary and Confidential
                                            Use Pursuant to Company Instructions

                                        2